LINCOLN LOGS LTD.
                         Riverside Drive
                   Chestertown, New York  12817
                      _____________________

                   NOTICE OF THE ANNUAL MEETING
                         OF SHAREHOLDERS

                           OCTOBER 6, 1997


     Notice is hereby given that the Annual Meeting of Shareholders of Lincoln Logs Ltd., a New York corporation (the "Company"), will be held at the Queensbury Hotel, 88 Ridge Street, Glens Falls, New York, on Monday,
October 6, 1997, at 11:00 a.m., local time, for the following purposes:

     1. To elect a Board of Directors of five directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending January 31, 1998;

     3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 5,000,000 shares to 10,000,000 shares;

     4. To approve an amendment to and re-adopt, in its amended form, the Company's Stock Option Plan to increase the number of options that may be awarded with respect to shares of the Company's common stock from 132,840 shares to 235,000 shares, issuable as Incentive Stock Options, and from 151,000 shares to 250,000 shares, issuable as Non-Qualified Stock Options; and

     5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on August 27, 1997, will be entitled to notice of and to vote at the Meeting.

                                   By Order of the Board of Directors



                                   Carole P. Hart
                                   Secretary


September 17, 1997

     You are cordially invited to attend the Meeting and vote your shares. In the event you cannot attend, please fill in, date and sign the enclosed proxy and mail it promptly in the enclosed self-addressed envelope to ensure that your shares are represented at the Meeting. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.

                        LINCOLN LOGS LTD.
                         Riverside Drive
                   Chestertown, New York 12817

                       ___________________

                         PROXY STATEMENT

                       ___________________

     The accompanying proxy is solicited by the Board of Directors of Lincoln Logs Ltd., a New York corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on October 6, 1997, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. It is expected that proxy solicitation materials will be first mailed or given to shareholders on or about September 17, 1997. The expense of soliciting proxies will be paid by the Company.

     Proxies in the accompanying form, properly executed and received prior to the Meeting and not revoked, will be voted in the manner directed by the shareholders executing such proxies. If no direction is made, executed proxies will be voted for the election of each of Management's six nominees for election as directors, for the approval of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company, for the approval of an amendment to the Company's Certificate of Incorporation increasing the number ofauthorized shares of the Company's common stock from 5,000,000 shares of common stock, $.01 par value per share, to 10,000,000 shares of common stock, $.01 par value per share, and for the approval of an amendment to and re-adoption of, in its amended form, the Company's Stock Option Plan to increase the number of options that may be awarded with respect to shares of the Company's Common Stock from 132,840 shares to 235,000 shares issuable as Incentive Stock Options and from 151,000 shares to 250,000 shares, issuable as Non-Qualified Stock Options. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof either by (i) notice in writing received by the Secretary of the Company, (ii) signing and delivering a new proxy card earing a later date, or (iii) attendance at the Meeting and voting in person.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting. If any other matters should properly come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment on such matters.

     Only shareholders of record at the close of business on August 27, 1997, will be entitled to vote at the Meeting. On August 27, 1997, there were outstanding 945,759 shares of the Company's Common Stock, which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting.

                          PROPOSAL NO. 1
                      ELECTION OF DIRECTORS

     The Company's directors are to be elected at each Annual Meeting of Shareholders. At this Meeting, six directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify. The nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company.

     Six meetings of the Board of Directors were held during the past fiscal year. Each of the incumbent directors of the Company attended at least seventy-five percent of the meetings of the Board of Directors that were held during the past fiscal year.

Nominees for Election

     Shares represented by the enclosed proxy, unless otherwise directed, will be voted to elect the six nominees listed below to serve until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Each of the nominees has consented to being named a nominee in this Proxy Statement and to serve as a director if elected. In the event any nominee should become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the remaining nominees.



Name of Director           Age      Year first     Position with the Company
                                    elected a       (other than as a
                                    Director           director)



Leslie M. Apple            48         1982       Member of The Office of the
                                                 Chief Executive

Steven R. Becker           30       Nominee      None

Stanley S. Binder          55       Nominee      None

Richard C. Farr            68         1982       None

Samuel J. Padula           74         1985       Member of The Office of the
                                                 Chief Executive

John D. Shepherd           52         1982       Member of The Office of the
                                                 Chief Executive



Business Experience

     Leslie M. Apple has been a practicing attorney with the Albany, New York, law firm of Whiteman Osterman & Hanna since January 1995. Prior to joining this firm, Mr. Apple practiced law with Apple, Honen, Sims & Wood, P.C., Albany,
New York, since founding that firm in August 1985.  Since January 1987,
Mr. Apple has been a Special Administrative Assistant to the President.
Since May 1997, Mr. Apple has been a member of The Company's Office of Chief Executive.

     Steven R. Becker has been the Portfolio Manager of the Special Situations Private Equity Fund, L.P., a private investment fund affiliated with Special Situations Fund, III, L.P. and Special Situations Cayman Fund, L.P., two investment funds owning significant securities in the Company. See "Security Ownership of Certain Beneficial Owners." From February 1996 until March 1997, Mr. Becker was employed as an analyst of distressed debt at Bankers Trust New York. From May 1994 until February 1996, Mr. Becker was an equity analyst at Manley Fuller Asset Management. Mr. Becker received a J.D. degree from the University of Florida and a B.A. degree from Middlebury College and is a member of the Florida Bar.

     Stanley S. Binder has been the President, Chief Executive Officer and a member of the Board of Directors of Barringer Technologies, Inc., since 1991. Mr. Binder is also an independent general partner of Special Situations Fund III, L.P., an investment fund owning significant securities in the Company. See "Security Ownership of Certain Beneficial Owners." Mr. Binder is Chairman of the New Jersey Council of the American Electronics Association and is a member of the Board of Directors of the American Electronics Association.

     Richard C. Farr was, until his resignation on July 8, 1997, Chairman of the Board of the Company since January 1990 and President and Treasurer of the Company since December 1991. Mr. Farr was the Company's Chief Executive
Officer from December 1991 to May 1997, at which time he became a Member of the Office of Chief Executive, which position he resigned on July 8, 1997.
Mr. Farr has been Chairman and Chief Executive Officer of Farr
Investment Company, a private investment firm in West Hartford, Connecticut, for more than the past five years. From January 1987 to December 1991, Mr. Farr was a Special Administrative Assistant to the President.

     Samuel J. Padula has been President and Chief Executive Officer of Padula Construction Corp., a real estate development and construction firm in Oceanport, New Jersey, for more than the past five years. Since January 1987, Mr. Padula has been a Special Administrative Assistant to the President. Since May 1997, Mr. Padula has been a member of The Company's Office of Chief Executive.

     John D. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use in Rahway, New Jersey, from January 1986 to May 1991. Since January 1987, Mr. Shepherd has been a Special Administrative Assistant to the President, and since May 1997, Mr. Shepherd has been a member of The Company's Office of Chief Executive.

     No nominee for director holds any directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act other than Mr. Binder who is a director of Barringer Technologies, Inc. No nominee for director holds any directorship in a company registered as an investment company under the Investment Company Act of 1940 other than Mr. Farr, who is a Trustee of the Scottish Widows International Fund and Mr. Binder who is an individual general partner of Special Situations Funds III, L.P.


     The Board of Directors has established an Audit Committee, a Compensation Committee and a Strategy Committee. The Audit Committee, whose function is to oversee the Company's financial reporting systems, consists of Messrs. Apple and Padula, and Ms. Considine. The Compensation Committee, whose function is to review and make recommendations to the Board on executive compensation, consists of Messrs. Padula, Ray and Shepherd. The Strategy Committee, whose function is to make recommendations to the Board on the future business direction of the Company, consists of Messrs. Apple, Ray and Shepherd. One meeting of each of the above committees was held during the past fiscal year. The Company does not have a standing nominating committee or any committee performing a similar function.


     As of July 25, 1997, Austin W. Marxe, Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., and David M. Greenhouse (see "Security Ownership of Certain Beneficial Owners and Management") agreed to form a group (the "Group") for the purpose of seeking representation on the Board of Directors of the Company. Pursuant to a Letter Agreement dated August 6, the Company agreed to postpone its 1997 Annual Meeting of Shareholders (the "Annual Meeting"), orginially scheduled to be held August 11, 1997, in order to include the Group's nominees, Steven R. Becker and Stanley S.
Binder, as part of the Company's slate of six directors to be proposed for election at a rescheduled Annual Meeting. The Company agreed to select the remaining four nominees from the current directors, two of whom would be Richard S. Farr and John D. Shepherd. In return, the Group agreed to vote for such slate of directors at the rescheduled Annual Meeting.


     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS
A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

                        EXECUTIVE OFFICERS

     The executive officers of the Company, each of whom was elected by the Board of Directors of the Company to serve in the capacities set forth below opposite their names, and, except as otherwise noted, is currently serving a term to expire on the date of the Annual Meeting, October 6, 1997, are as follows:

Name                    Age                    Office(s)

Leslie M. Apple (1)     48            Member of The Office of Chief Executive


Barbara J. Durkish      36            Vice President, Communications;
                                      Assistant Secretary


Steven W. Ewing (2)     55           Chief Operating Officer


Carole P. Hart          54           Secretary; Manager, Administrative
                                     Services

Peter M. Hart           57           Vice President, Administration and
                                     Planning

John W. Naftzger (3)    57           Vice President, Company Sales and
                                     New Distribution

Samuel J. Padula (1)    74           Member of The Office of Chief
                                     Executive

John F. Schumaker       50           Vice President, Design and Production

John D. Shepherd (1)    52           Member of The Office of Chief
                                     Executive

(1) As of May 20, 1997, the Board of Directors created The Office of Chief Executive to replace the position of Chief Executive Officer. Messrs. Apple, Padula and Shepherd were elected by the Board of Directors to fill The
Office of Chief Executive, to serve until the 1997 Annual Meeting of The Board of Directors, at which time they will be nominated to serve in their current capacity for the upcoming year.

(2) Mr. Ewing was elected to this current position by the Board of Directors effective May 20, 1997, to serve until the 1997 Annual Meeting of the Board of Directors, at which time he will be nominated to serve in his current capacity for the upcoming year.

(3) Mr. Naftzger was elected to this current position by the Board of Directors effective April 1, 1997, to serve until the 1997 Annual Meeting of the Board of Directors.

     Leslie M. Apple has been a practicing attorney with the Albany, New York, law firm of Whiteman Osterman & Hanna since January 1995. Prior to joining this firm, Mr. Apple practiced law with Apple, Honen, Sims & Wood, P.C., Albany,
New York, since founding that firm in August 1985.  Since January 1987,
Mr. Apple has been a Special Administrative Assistant to the President.
Since May 20, 1997, Mr. Apple has been a member of The Company's Office of
Chief Executive.


     Barbara J. Durkish has been Vice President, Communications, of the Company since July 1987 and Assistant Secretary since June 1992. Ms. Durkish has served in several capacities since she joined the Company in 1979, including Vice President, Consumer Affairs from February 1983 to July 1987, and
Secretary of the Company from February 1983 to June 1992. Ms. Durkish is the daughter of Richard Considine, formerly a Director of the Company until his resignation from the Board in May 1993 and formerly the President and Chief Executive Officer of the Company, from which positions he resigned in December 1991. Barbara J. Durkish is the sister of Susan M. Considine, a director of the Company.

     Steven W. Ewing has been Chief Operating Officer since May 1997. Prior to joining the Company, Mr. Ewing was the founder and President of Interactive Creative Ideas, Inc., a provider of entertainment and financial services in Dallas, Texas, from March 1996 to April 1997. Prior to that position, Mr. Ewing was the Managing Director of West End Post, Inc., a traditional audio/video post product company in Dallas, Texas from May 1994 to April 1996. From June 1989 to April 1994, Mr. Ewing was a founder and Senior Vice President, Finance and Administration and Chief Operating Officer of Graphix Zone, Inc., a producer and distributor of computer interactive multimedia consumer products.

     Carole P. Hart has been Secretary and Manager of Administrative Services since June 1996. Prior to her promotion to her current position, Ms. Hart was Assistant Secretary and Senior Staff Administrator, a position she held since joining the Company in April 1994. Prior to joining the Company, Ms. Hart was employed by New England Log Homes, Inc. as the Senior Staff Administrator from January 1981 to January 1994. Ms. Hart is the wife of Peter M. Hart, Vice President, Administration and Planning.

     Peter M. Hart, MBA, has been Vice President, Administration and Planning since April 1997. Prior to assuming his current position, Mr. Hart was Vice President, Finance, Administration and Planning since June 1996. Prior to that position, Mr. Hart was Vice President, Planning, Customer Satisfaction and Quality Assurance since March 1995. Prior to that promotion, Mr. Hart was General Manager, Western Region, a position he held since joining the Company in April 1994. Prior to joining the Company, Mr. Hart was employed by New England Log Homes, Inc. from August 1980 to January 1994, where he had served as Senior Vice President and Director of Marketing since 1986. Mr. Hart is the husband of Carole P. Hart, Secretary of the Company.

     John W. Naftzger has been Vice President, Company Sales and New Distribution since April 1997. Prior to assuming his current position, Mr. Naftzger was Vice President, Marketing and Sales since August 1993. Prior to that position, Mr. Naftzger was Director of Marketing and Sales, a position he held from May 1992, when he joined the Company. Prior to joining the Company, Mr. Naftzger was President of J. Naftzger Communications, a consulting firm, from January 1989 to May 1992.

     Samuel J. Padula has been President and Chief Executive Officer of Padula Construction Corp., a real estate development and construction firm in Oceanport, New Jersey, for more than the past five years. Since January
1987, Mr. Padula has been a Special Administrative Assistant to the President. Since May 20, 1997, Mr. Padula has been a member of the Company's Office of Chief Executive.

     John F. Schumaker has been Vice President, Design and Production since June 1996. Prior to his promotion to his present position, Mr. Schumaker was Vice President of Design and Engineering for the Company from August 1993 to June 1996 and Director of Design and Engineering from May 1990 to August 1993.

     John D. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991.
Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use in Rahway, New Jersey, from January 1986 to May 1991.
Since January 1987, Mr. Shepherd has been a Special Administrative Assistant to the President, and since May 20, 1997, Mr. Shepherd has been a member of the Company's Office of Chief Executive.

     In conjunction with the creation of The Office of Chief Executive and the appointment of a Chief Operating Officer, the Board of Directors has proposed for consideration at its annual meeting following the Annual Meeting of Shareholders, that the following shall be appointed as the officers of the Company:

Name                    Age                         Office(s)

Leslie M. Apple         48              Member of The Office of Chief
                                        Executive

Steven W. Ewing         55              Vice President-Chief Operating Officer

Carole P. Hart          54              Secretary; Manager, Administrative
                                        Services

Samuel J. Padula        74              Member of The Office of Chief
                                        Executive

John D. Shepherd        52              Member of The Office of Chief
                                        Executive


                      EXECUTIVE COMPENSATION

     The following table sets forth all annual and long- term compensation paid by the Company through the latest practicable date to the Chief Executive Officer of the Company and to all executive officers of the Company who received total annual salary and bonus in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended January 31, 1997.

                    Summary Compensation Table

                       Annual Compensation      Long-Term Compensation
                                                         Awards
   (a)     (b)    (c)     (d)       (e)           (f)         (g)        (h)     (i)
Name and                          Other        Restricted     Options/   LTIP    All Other
Principal                        Annual        Stock Awards    SARs      Payouts  Compensation
Position   Year  Salary  Bonus   Compensation     ($)          (#)        ($)        ($)
--------   ---- -------  -----   ------------  ------------   -------    -------  -------------
Richard   1997  0.00     0.00    104,894.00    0.00           75,000(4)  0.00      36,000.00(5)
C. Farr   1996  0.00     0.00     98,238.00    0.00           40,000     0.00           0.00
Chief     1995  0.00     0.00    100,294.00    0.00           40,000     0.00           0.00
Executive
Officer


(4) On June 19, 1996, Mr. Farr's 40,000 options were canceled and replaced with 75,000 options.
(5) In February 1996, the Company began accruing an expense for a Post Retirement Life Insurance Policy on behalf of Richard C. Farr.


     Since becoming President and Chief Executive Officer in December 1991,
Mr. Farr did not receive any base salary or bonus for serving the Company in those capacities. For the period since January 1990, Mr. Farr did not receive any base salary or bonus for serving as Chairman of the Board.
Mr. Farr did receive compensation for serving as a director during the fiscal years ended January 31, 1997, 1996 and 1995, on the same basis as that received by other Directors (see "EXECUTIVE COMPENSATION-Compensation of Directors"). During the fiscal year ended January 31, 1997, and for each of the three previous fiscal years, Mr. Farr has periodically advanced funds to the Company to assist the Company in meeting operating needs. It is anticipated that the Company will repay these interest-bearing advances when its cash position enables it to do so.

    No other executive officer of the Company received annual compensation exceeding $100,000 during the fiscal year ended January 31, 1997.

Employee Savings Plan

     The Company maintains a defined contribution salary reduction plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986 (as amended from time to time, the "Internal Revenue Code") for all employees who have completed one year of service with the Company. Thirty-seven of the Company's employees are currently eligible to participate in the Plan, nineteen of whom have elected to participate. Employees participating in the Plan may elect to defer compensation up to the maximum permitted by the Internal Revenue Code. The Company contributes, on behalf of each participating employee, a percentage amount of determined annually by the Company based upon the profits of the Company. Aggregate annual additions on behalf of any employee may not exceed the lesser of 25% of such employee's compensation for any given year or $7,000 (as adjusted for increases in the cost of living as prescribed by regulation by the Secretary of the Treasury, $9,500 for the 1997 calendar year). Contributions to the Plan made by the Company are 20% vested after a participating employee completes three years of service with the Company and continue to vest at the rate of an additional 20% over each of the following four years of employment.

     During the fiscal years ended January 31, 1997, 1996 and 1995, $28,622, $6,972 and $98,685, respectively, were paid to employees of the Company pursuant to the Plan.

Stock Option Plan

     The Company has in effect a Stock Option Plan (the "Option Plan") which permits the granting to key employees stock options which qualify as "incentive stock options" under the Internal Revenue Code to purchase up to 132,840 shares of the Company's Common Stock in accordance with the requirements imposed by the Internal Revenue Code. The Option Plan permits the Board of Directors of the Company, or a committee of the Board of Directors consisting of at least three directors, to grant incentive stock options to key employees of the Company. All of the Company's directors, as key employees of the Company, are eligible to receive incentive stock options. As required by the applicable provisions of the Internal Revenue Code, the exercise price of incentive stock options granted under the Option Plan must be equal to or greater than the fair market value of the shares which are subject to any option on the date the option is granted.

     There are currently approximately ten persons eligible to receive incentive stock options under the Plan. During the fiscal year ended January 31, 1997, incentive stock options to purchase a total of 45,000 shares of the Company's Common Stock which had previously been issued to seven key employees and the Company's founder were canceled. The canceled incentive stock options entitled the seven Company employees to purchase a total of 35,000 shares of the Company's Common Stock at a purchase price of $0.875 per share; the remaining canceled option entitled the holder thereof to purchase 10,000 shares at a purchase price of $0.888 per share. During the fiscal year ended January 31, 1997, incentive stock options to purchase a total of 52,500 shares of the Company's Common Stock were granted to the seven key employees who held canceled incentive stock options and three additional key employees. The newly granted incentive stock options entitle nine of the holders thereof to purchase 47,500 share of the Company's Common Stock at a purchase price of $0.1875 per share; the remaining option entitles the holder thereof to purchase 5,000 shares at a purchase price of $0.20625 per share. No incentive stock options granted under the Plan have been exercised through the date of this Proxy Statement.

     In addition to granting options to key employees intended to qualify as incentive stock options under the Internal Revenue Code, the Option Plan also permits the Board of Directors (or the committee which administers the Option
Plan), to grant stock options (the "Non-qualified Stock Options") which do not qualify as incentive stock options to key employees of the Company and directors who are not employees of the Company. Up to 151,000 options are currently designated by the Option Plan for issuance as non-qualified stock options. The Board, or the committee that administers the Option Plan, has the authority to decide to whom non-qualified stock options are granted, as well as the number of shares of the Company's Common Stock that may be purchased under each such option, the exercise price to be paid by the optionee for the shares purchasable upon exercise of such option, and the other terms, conditions and restrictions (if any) of such options (which need not be the same for each non-qualified stock option granted).

     There are currently approximately ten persons eligible to receive non-qualified stock options under the Plan. During the fiscal year ended January 31, 1997, non-qualified stock options to purchase a total of 145,000 shares of the Company's Common Stock at a purchase price of $0.625 which previously had been issued to eight key employees and directors pursuant to the Option Plan and options to purchase a total of 22,000 shares at a price of $0.625 issued outside the Option Plan to two individuals were canceled. In place of the canceled options, non-qualified stock options to purchase a total of 145,000 shares of the Company's Common Stock at a purchase price of $0.1875 per share were granted to eight key employees and directors pursuant to the Option Plan and options to purchase 62,000 shares at a price of $0.1875 were granted outside the Option Plan to two individuals. No non-qualified stock options have been exercised through the date of this Proxy Statement.

Compensation of Directors

     Each director is compensated for his or her services in the amount of $5,000 per year (which amount was reduced for the Company's fiscal year ended January 31, 1997 to $4,438, in accordance with a Company program pursuant to which there was a percentage reduction of compensation paid to directors, officers and certain other employees of the Company), plus $1,250 for each meeting of the Board of Directors attended. Each member of the Audit, Compensation and Strategy Committees is compensated in the amount of $500 for each Committee meeting attended. Health insurance is available to the directors at the Company's expense. Those directors who do not require health insurance are eligible for other benefits (such as tax preparation by a financial planning service designated by the Company) of comparable value.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Description of certain transactions and agreements to which the Company and certain of the officers and directors of the Company are parties are set forth below.

     In August 1984, the Company granted a below-market mortgage loan to Barbara J. Durkish, a Vice President and the Assistant Secretary of the
Company, in the amount of $90,000, repayable with interest at the rate of 6% per annum in equal monthly installments over a 35-year period. The outstanding balance of said loan as of January 31, 1997 and January 31, 1996 was $76,204 and $77,615, respectively.

     The Company paid the law firm of Whiteman Osterman & Hanna, of which Leslie M. Apple, a director of the Company, is a principal, a total of $25,347 for legal services rendered during the past fiscal year. The Company believes the services provided to it by the law firm of Whiteman Osterman & Hanna were provided to it at a cost comparable to that which the Company would have been required to pay for comparable services from an unaffiliated third party.

     Richard Considine, the Company's founder, was a party to a ten-year employment agreement with the Company dated as of March 12, 1986 (the "Employment Agreement"). By mutual agreement between Mr. Considine and the Company, Mr. Considine retired from all positions he held with the Company, including his directorship, effective May 1, 1993. In settlement of their mutual obligations under the Employment Agreement, the Company and Mr.
Considine entered into a Stock Purchase, Deferred Compensation, Retirement and Loan Agreement dated as of May 21, 1993 (the "Retirement Agreement"). Under the terms of the Retirement Agreement, the Company has agreed, among other things, to repurchase the shares of the Company's Common Stock held by Mr. Considine and/or members of his family in four installments, to pay Mr. Considine certain deferred compensation which had accrued under the Employment
Agreement, and to provide Mr. Considine with certain life and health insurance benefits. In addition to retiring from all positions held by him on the effective date of the Retirement Agreement, Mr. Considine agreed to enter into a non-competition agreement with the Company whereby Mr. Considine agreed not to compete with the Company for a fixed period of time not to extend beyond
March 12, 1996. Mr. Considine and members of his family who held shares on the effective date of the Retirement Agreement also entered into a Shareholder Voting Agreement with the Company dated as of May 21, 1993. Pursuant to the terms of the Shareholder Voting Agreement, Mr. Considine and the members of his family, who were a party to the agreement, agreed to vote their shares of the Company's Common Stock in accordance with the direction of Mr. Richard C. Farr, the Company's Chairman, President, Chief Executive Officer and Treasurer, or the then-current Chairman of the Board. The total liability related to the Retirement Agreement was $747,689, of which $281,805 related to the redemption of 375,740 shares of Company Common Stock and $465,884 related to accrued deferred compensation and other post-employment benefits.

     On July 10, 1996, the Company made the final payments to Mr. Considine related to stock redemption and accrued deferred compensation/benefits in the amount of $94,305 and $106,802, respectively. This completed the redemption of the 375,740 shares of the Company's Common Stock held by Mr. Considine and/or members of his family, and accordingly, the Shareholder
Voting Agreement terminated.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners

     The following table identifies each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock and sets forth the number of shares of the Company's Common Stock beneficially owned by each such person and the percentage of the shares of the Company's outstanding Common Stock owned by each such person.


Name and Address of        Number of Shares              Percent of
Beneficial Owner           of Common Stock of the        Outstanding Common
                           Beneficially Owned            Beneficially Owned
                           as of August 27, 1997         as of August 27, 1997
---------------------      ------------------            ------------------

Richard C. Farr
40 Colony Road
W. Hartford, CT  06117       1,110,801   (1)                 23.6%

Austin W. Marxe
153 East 53rd Street
New York, NY  10022          1,141,000   (2)                 24.3%

David M. Greenhouse
153 East 53rd Street
New York, NY 10022          1,127,500    (2)                 24.0%

Samuel J. Padula
6 Leeward Court
Oceanport, NJ  07757            285,140   (3)                 6.1%

John D. Shepherd
1020 Sport Hill Road
Easton, CT  06612             1,151,961   (4)                 24.5%


(1) Includes (i) 75,000 shares subject to options which are exercisable within 60 days, and (ii) 1,000,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

(2)  Includes (i) 162,000 shares owned by Special Situations Fund III, L.P.,
(ii) 750,000 shares subject to the Company's Convertible Subordinated Debentures held by Special Situations Fund III, L.P. which are convertible within 60 days, (iii) 5,000 shares owned by Special Situations Cayman Fund, L.P., and (iv) 200,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days. Certain information regarding Mr. Marxe and Mr. Greenhouse, Special Situations
Fund III, L.P. and Special Situations Cayman Fund, L.P. is based on information set forth in the Schedule 13D filed July 25, 1997, as amended by Amendment No. 1 thereto, filed on August 14, 1997, with the Securities and Exchange Commission on behalf of Mr. Marxe, Mr. Greenhouse, and the various funds with which they are affiliated.

(3) Includes (i) 30,000 shares subject to options which are exercisable within 60 days, (ii) 2,100 shares owned jointly by Mr. Padula with his wife, Mrs. Eleanor Padula, with whom Mr. Padula shares voting and investment power, and (iii) 250,000 shares subject to the Company's Convertible Subordinated Debentures held by Mrs. Padula which are convertible within 60 days; excludes 13,603 shares held by Mrs. Padula, as to which Mr. Padula disclaims beneficial ownership.

(4) Includes (i) 30,000 shares subject to options which are exercisable within 60 days, and (ii) 1,000,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

Security Ownership of Management

     The following table sets forth the number of optioned shares of the Company's Common Stock beneficially owned by each director of the Company and all directors and officers of the Company as a group and the percentage of the shares of the Company's outstanding Common Stock owned by each director of the Company and all directors and officers of the Company as a group. Except as otherwise noted, the named individual has sole voting power and sole investment power over the securities.


                          Number of Shares                  Percent of
                        of Common Stock of              Outstanding Common
                           the Company                  Stock of the Company
                        Beneficially Owned            Beneficially Owned as of
Name                    as of August 27, 1997              August 27, 1997
---------------        ------------------             ------------------------

Leslie M. Apple           157,104 (1)(2)(3)                     3.3%

Susan M. Considine         30,000 (1)                           0.6%

Richard C. Farr         1,110,802 (4)                          23.6%

Samuel J. Padula          285,140 (1)(5)                        6.1%

Reginald W. Ray, Jr.      208,802 (1)(3)(6)                     4.4%

John D. Shepherd         1,151,961 (1)(7)                      24.5%

All officers and
directors as a group
(11 persons)             2,967,309 (8)                        63.25%

(1) Includes 30,000 shares subject to options which are exercisable within 60 days.

(2) Includes 1,000 shares owned by Leslie M. Apple, P.C., a professional corporation of which Mr. Apple is the sole shareholder.

(3) Includes 125,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

(4) Includes (i) 75,000 shares subject to options which are exercisable within 60 days, and (ii) 1,000,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

(5) Includes (i) 2,100 owned jointly by Mr. Padula with his wife, Mrs. Eleanor Padula, with whom Mr. Padula shares voting and investment power, and
(ii) 250,000 shares subject to the Company's Convertible Subordinated Debentures held by Mrs. Padula which are convertible within 60 days; excludes 13,603 shares held by Mrs. Padula, as to which Mr.Padula disclaims beneficial ownership.

(6) Excludes 12,702 shares owned by Mr. Ray's wife, as to which Mr. Ray disclaims beneficial ownership.

(7) Includes 1,000,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

(8) Includes a total of (i) 257,500 shares subject to options which are exercisable within 60 days, and (ii) 2,500,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

     There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

                          PROPOSAL NO. 2
                 APPROVAL OF INDEPENDENT AUDITORS

     Subject to approval of the Company's shareholders, the Board of Directors has decided that KPMG Peat Marwick LLP, which firm has been the independent certified public accountants of the Company since 1987, be continued as auditors for the Company. The shareholders are being asked to approve the Board's decision to retain KPMG Peat Marwick LLP for the fiscal year ending January 31, 1998.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS
INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING
JANUARY 31, 1998.

                          PROPOSAL NO. 3
                    AMENDMENT TO THE COMPANY'S
                   CERTIFICATE OF INCORPORATION

     Of its 5,000,000 authorized shares of Common Stock, par value $.01 per share, the Company currently has 945,759 shares of Common Stock, par value $.01 per share, issued and outstanding. No shares of Preferred Stock are issued and outstanding.

     After giving effect to all shares reserved for issuance, the Company may not have sufficient uncommitted shares for use in future transactions involving the issuance of shares of the Company's Capital Stock.

     The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation, that would increase the number of authorized shares of the Company's Common Stock from 5,000,000 shares to 10,000,000 shares.

     The purpose of the proposed amendment is to provide additional shares which could be issued for various purposes, including raising working capital, providing the flexibility which the Board of Directors believes is important to provide for business opportunities and to use for other general corporate purposes without further stockholder approval unless required by applicable law, regulation or stock exchange rule. In addition to availability for financing and other general corporate purposes, the shares would be available for use in acquisitions, stock dividends and splits and employee stock benefit plans.
The Company has no plans, agreements or understandings at the present time for the issuance of the additional shares of capital stock to be authorized by the amendment. No holders of any class of stock of the Company are entitled as a matter of right to any preemptive or subscription rights with respect to any shares of the Company's capital stock. Accordingly, the issuance of common stock other than on a pro rata basis to all current stockholders would reduce the current stockholders' proportionate ownership interests.

     The proposed amendment is not in response to any effort of which the Company is aware to accumulate the Company's capital stock or to otherwise obtain control of the Company. Although it is possible that the private placement of a block of the Company's capital stock could be used as an anti-takeover strategy, the Company has no present intention to issue any stock for any such purpose.

     Accordingly, the Board of Directors has proposed that Article 4 of the Company's Certificate of Incorporation be amended to increase its authorized capital stock. As so amended, this provision of the Certificate of Incorporation would read as set forth on Exhibit A hereto.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS
A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION.

                          PROPOSAL NO. 4
          AMENDMENT TO AND RE-ADOPTION OF THE COMPANY'S
                        STOCK OPTION PLAN

     The Company has used stock options as a key element of its overall compensation program for key employees of the Company and directors who are not employees of the Company. The Board of Directors and the Compensation Committee of the Board of Directors believe that it is important to have equity-based incentives available to attract and retain both qualified key employees and directors who are not employees of the Company.

     The Company's Stock Option Plan (the "Plan") expired on July 31, 1996. The Board of Directors has approved, subject to shareholder approval, the re-adoption of the Plan in its current form effective as of July 31, 1996, subject to an amendment to the Plan that would increase the number of options that may be awarded with respect to shares of the Company's Common Stock from 132,840 shares to 235,000 shares issuable as Incentive Stock Options and from 151,000 shares to 250,000 shares, issuable as Non-Qualified Stock Options. A description of the Plan is also set forth under "Stock Option Plan."

     Under the Amended Plan, a maximum number of 235,000 shares of Common Stock, $.01 par value per share, of the Company, which may be either authorized and unissued shares or issued shares which have been reacquired by the Company, is allocated for the issuance of all Incentive Stock Options.

     The Plan contains the following principal restrictions: (1) the aggregate fair market value (etermined as of the date the Incentive Stock Option is granted) of the stock for which an employee may be granted Incentive Stock Options in any calendar year shall not exceed $100,000 plus certain adjustments, if applicable, contained in the Internal Revenue Code; (2) an Incentive Stock Option shall not by its terms be exercisable by an employee while there is outstanding any Incentive Stock Option which was previously granted to such employee to purchase stock in the employee's employer corporation or in a corporation which is a parent or subsidiary of the employer corporation, or is a predecessor corporation of any such corporation;
(3) the Incentive Stock Option must be granted within ten years of the earlier of the date of adoption or the date of approval of the Plan; (4) the term of the Incentive Stock Option must not exceed ten years; (5) the Incentive Stock Option exercise price, which may be paid in cash or, at the discretion of the Board, in stock of the Company, valued at fair market value, must equal or exceed the fair market value of the stock to which the Incentive Stock Option relates on the date the Incentive Stock Option is granted; (6) the Incentive Stock Option must be, by its terms, not transferable, other than by will or the laws of descent and distribution and must be exercisable during the lifetime of the employee only by the employee; and
(7) the employee must not, immediately before the Incentive Stock Option is granted, own stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or its parent or subsidiary corporation, unless both (a) the Incentive Stock Option price is not less than 110% of the fair market value of the stock to which the Incentive Stock pertains at the time the Incentive Stock Option is granted;
and (b) the Incentive Stock Option by its terms is not exercisable after five years from the date the Incentive Stock Option is granted.

     The Plan permits, at the discretion of the Board of Directors, an optionee to request the Company to automatically apply the share or shares received upon the exercise of a portion of an Incentive Stock Option to satisfy the exercise price for additional portions of the Incentive Stock Option. The optionee is then required to pay in cash only the net balance of the exercise price, if any, although the optionee will end up with fewer shares than the full number subject to the Incentive Stock Option. The effect of such transaction would not result in additional treasury shares, as shares surrendered in the transaction would be reissued from treasury to the optionee as the transaction continues.

     The Board of Directors of the Company may amend or modify the Plan, except that approval of the stockholders of the Company is required for any amendment which shall (a) increase the aggregate number of shares of Common Stock of the Company which may be issued and sold upon exercise of Incentive Stock Options granted pursuant to the Plan or (b) reduce the minimum purchase price per share of Common Stock purchasable under any Incentive Stock Option granted pursuant to the Plan.

     Under the Amended Plan, a maximum number of 250,000 shares of Common Stock, par value $.01 per share, of the Company, which may be either authorized and unissued shares or issued shares which have been reacquired by the Company, is allocated for the issuance of all Non-Qualified Stock Options. No business expense or other deduction will be allowed to the Company for tax purposes in connection with the granting of an Incentive Stock Option or the granting of a Non-Qualified Stock Option. The principal features of the Plan, as described above, as it relates to Incentive Stock Options, is not affected by the ability to award Non-Qualified StockOptions pursuant to the Plan.

     Future awards, if any, that will be made to eligible participants in the Stock Option Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time. The following table sets forth, for certain executive officers, directors and key employees, the number of optioned shares under the Stock Option Plan through January 31, 1997.

                     INCENTIVE STOCK OPTIONS


       Name                   Number of Shares       Exercise Price

       Leslie M. Apple            5,000                 $0.1875

       Susan M. Considine         5,000                 $0.1875

       Barbara J. Durkish         5,000                 $0.1875

       Peter M. Hart              7,500                 $0.1875

       Richard C. Farr            5,000                 $0.1875

       John W. Naftzger           5,000                 $0.1875

       Samuel L. Padula           5,000                 $0.1875

       Reginald W. Ray, Jr.       5,000                 $0.1875

       John F. Schumaker          5,000                 $0.1875

       John D. Shepherd           5,000                 $0.20625



                   NON-QUALIFIED STOCK OPTIONS


       Name                    Number of Shares       Exercise Price



       Leslie M. Apple              25,000               $0.1875

       Susan M. Considine           25,000               $0.1875

       Barbara J. Durkish           10,000               $0.1875

       Richard C. Farr              70,000               $0.1875

       Frank G. Fredericksen         2,000               $0.1875

       Samuel L. Padula             25,000               $0.1875

       Reginald W. Ray, Jr.         25,000               $0.1875


       John D. Shepherd             25,000               $0.1875

     Participants in the Plan who receive an incentive stock option will not recognize income for federal income tax purposes as a result of the receipt or exercise of the incentive option. However, exercise of the incentive stock option will increase the optionee's alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the common stock received over the exercise price. The Company will not be entitled to a deduction with respect to the grant or exercise of an incentive option.

     Provided the shares are held as a capital asset gain recognized on the disposition of common stock acquired by the exercise of an incentive stock option will be treated as long-term capital gain if (a) the shares issued upon exercise of the incentive stock option have been held by the optionee more than two years after the date the incentive stock option was granted and more than one year after the date the incentive stock option was exercised, and (b) certain other requirements of the Internal Revenue Code are satisfied by the holder of the stock issued upon the exercise of the incentive stock option.

     Participants in the Plan who receive a non-qualified option should not recognize any taxable income at the time he or she receives the non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. Upon resale of such shares by the optionee, any difference between the selling price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

     The foregoing summary of the Stock Option Plan is subject to the provisions of the Plan which is attached hereto as Exhibit B.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS
A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO AND RE-ADOPTION
OF THE STOCK OPTION PLAN.


                          ANNUAL REPORT

     A copy of the Company's Annual Report for the fiscal year ended January 31, 1997 was mailed to the Company's shareholders on July 21, 1997 and July 22, 1997, respectively, and does not constitute a part of the proxy solicitation materials.


     ANY PERSON FROM WHOM PROXIES FOR THIS MEETING ARE SOLICITED MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF ITS
ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON
FORM 10-KSB FOR THE FISCAL YEAR ENDED JANUARY 31, 1997, INCLUDING THE FINANCIAL STATEMENTS THEREIN, BY WRITTEN REQUEST ADDRESSED
TO CAROLE P. HART, SECRETARY, LINCOLN LOGS LTD., RIVERSIDE DRIVE, CHESTERTOWN, NEW YORK 12817. ANY SUCH REQUEST FROM A BENEFICIAL OWNER OF STOCK NOT REGISTERED IN HIS NAME MUST CONFIRM THAT HE WAS A BENEFICIAL OWNER OF SUCH STOCK ON AUGUST 27, 1997.

                      SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of shareholders to be held in 1998 must be received by the Company at Riverside Drive, Chestertown, New York 12817 on or before January 16, 1998.

                                                        EXHIBIT A


              RESTATED CERTIFICATE OF INCORPORATION

                                OF

                        LINCOLN LOGS LTD.

        UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW


     The undersigned, being the President and the Secretary of LINCOLN LOGS LTD., pursuant to Section 807 of the Business Corporation law of the State of New York, do hereby restate, certify and set forth:

     6.   The name of the corporation is LINCOLN LOGS LTD.

     7. The certificate of incorporation of the corporation was filed by the Department of State on the 25th day of February, 1977.

     8. The certificate of incorporation of the corporation, as amended and restated heretofore, is hereby further amended to effect the following amendment authorized by the Business Corporation Law:

          To amend the provisions of subparagraph (a) of Article "FOURTH" thereof, which sets forth the aggregate number of shares which the Corporation is authorized to issue, so as to change the aggregate number of shares of Common Stock which the Corporation is authorized to issue from 5,000,000 shares to 10,000,000 shares.

     9. The text of the certificate of incorporation of the corporation is hereby restated, as amended hereby, to read as herein set forth in full:

     FIRST:    The name of the corporation is LINCOLN LOGS LTD.

     SECOND:   The purposes for which it is formed are:  To engage in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law, but not to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The office of the corporation is located at Riverside Drive, Hamlet of Chestertown, Town of Chester, County of Warren and State of New York 12817.

     FOURTH:   (a)  The aggregate number of shares which the corporation shall have authority to issue shall be Eleven Million (11,000,000) shares, to consist of Ten Million (10,000,000) shares of Common Stock, par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share, which shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to establish and designate each such series, to fix the number of shares therein, and the variations in the relative rights, preferences and limitations between series.

               (b) No holder of any of the shares of the capital stock of the corporation shall be entitled as of right to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: P.O. Box 135, Chestertown, New York 12817.

     SIXTH: The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit (including one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually incurred as a result of or in connection with any such action, proceeding or suit, or any appeal therefrom, if such director or officer acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     SEVENTH: Directors of the corporation shall not be personally liable to the corporation or its shareholders for any breach of duty in such capacity; provided, however, that this provision shall not operate so as to eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or (ii) the liability of any director for any act or omission prior to the date on which this Article SEVENTH became effective.

     10. The amendment effected by Paragraph 3 of this Restated Certificate of Incorporation and the restatement of the corporation's certificate of incorporation set forth in Paragraph 4 of this Restated Certificate of Incorporation were authorized by the affirmative vote of a majority of the Board of Directors of the corporation, followed by the affirmative vote of the holders of a majority of all outstanding shares of the corporation's common stock entitled to vote at a meeting of shareholders.

     IN WITNESS WHEREOF, we have signed this certificate as of the _____ day of October, 1997, and we affirm the statements contained herein as true under penalties of perjury.





                                   President



                                   Carole P. Hart
                                   Secretary

                                                        EXHIBIT B


                        LINCOLN LOGS LTD.

                       AMENDED AND RESTATED
                        STOCK OPTION PLAN


     11.  Definitions.  As used herein:

          (a) The word "Committee" means the stock option committee described in Section 3 hereof.

          (b)  The word "Corporation" means Lincoln Logs Ltd.

          (c) The word "Directors" means the board of directors of the Corporation.

          (d) The words "Fair Market Value" mean the mean between the high and low selling prices of the Shares on the last trading day before the date of the granting of an Incentive Stock Option, or, if there are no sales on that date, the mean between the high and low selling prices on the next previous day on which sales were made. If the Shares are neither listed nor have trading privileges on a national securities exchange, the Committee shall make a good faith determination of the Fair Market Value of Shares to be optioned, which shall be set forth in writing in the Option Agreement to be entered into between the Corporation and the Optionee at the time an Incentive
Stock Option is granted.

          (e) The words "Incentive Stock Option" mean an Option granted to an Optionee under the Plan which is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code.

          (f) The words "Internal Revenue Code" mean the Internal Revenue Code of 1986, as amended.

          (g) The words "Key Employees" mean all such officers, division managers, department heads and other management or supervisory personnel or others employed by the Corporation or any parent or subsidiary of the Corporation who are selected by the Committee to receive Options as provided in Section 3 hereof.

          (h) The words "Non-Qualified Stock Option" mean an Option granted to an Optionee under the Plan which is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code.

          (i) The word "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

          (j) The words "Option Agreement" mean the Option Agreement an Optionee must sign upon receiving an Option under the Plan.

          (k) The word "Optionee" means a Key Employee or Director holding an Option under the Plan.

          (l) The word "Plan" means the Lincoln Logs Ltd. Stock Option Plan, as amended and restated as herein set forth.

          (m) The word "Shares" means shares of the Corporation's common stock having a par value of $.01 per share.

     12.  Purposes.  The purposes of the Plan are:

          (a) To encourage a sense of proprietorship on the part of those Key Employees and Directors who will be largely responsible for the continued growth of the Corporation;

          (b) To furnish Key Employees and Directors with further incentive to develop and promote the business and financial success of the Corporation; and

          (c) To induce Key Employees and Directors to continue in the service of the Corporation, by providing a means whereby they may purchase stock in the Corporation under Options granted to them under the Plan.

     13.  Administration.

          (a) The Plan shall be administered by a stock option committee consisting of not less than three (3) persons as the Directors shall select and whom the Directors may appoint from time to time, and who shall serve at the pleasure of the Directors. The Directors may, from time to time, appoint members of the Committee in substitution for members previously appointed and fill vacancies, however caused, in the Committee. A majority of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of the Committee members present at a meeting of the Committee at which a quorum is present.

          (b) Subject to the express provisions of the Plan, the Committee shall have full power and authority, in its discretion, to determine initially and from time to time when and to whom Options shall be granted and the number of Shares to be covered by each Option. Accomplishments of individuals in furthering the interests of the Corporation shall be the primary guide of the Committee in apportioning the number of Shares to be optioned pursuant to the Plan, but the Committee may take into consideration the position held by an Optionee, his or her compensation, and any other factors that the Committee may deem pertinent.

          (c) The Committee shall also have the power and authority to construe and interpret the Plan and the respective Option Agreements entered into hereunder, and to make all other determinations necessary or advisable for administering the Plan (subject, however, with respect to Incentive Stock Options, to the provisions of the Internal Revenue Code and the regulations issued thereunder). Without limiting the generality of the foregoing, the Committee shall have full and complete authority and discretion to prescribe the following terms and conditions with respect to Non-Qualified Stock
Options which are granted under the Plan (which terms and conditions need not be identical among Optionees): (i) the number of Shares subject to, and the expiration date of, each Non-Qualified Stock Option; (ii) the purchase price of the Shares under each Non-Qualified Stock Option; (iii) the manner, time and rate of exercise of each Non-Qualified Stock Option; and (iv) the restrictions, if any, to be placed upon each Non-Qualified Stock Option or upon the Shares which may be issued upon the exercise of such Non-Qualified Stock Option. The determination of the Committee on all matters referred to in this section shall be final and conclusive.

          (d) The Corporation shall pay all of the expenses reasonably incurred by the Committee in the administration of the Plan, including professional fees.

     14. Eligibility. Incentive Stock Options may be granted only to persons who qualify for "incentive stock options" under applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder. Subject to the foregoing, person eligible to receive Options under the Plan shall include all such officers, division managers, department heads, and any other management or supervisory employees or others who are designated as Key Employees by the Committee.

     15.  Shares Subject to the Plan.

          (a) Overall Limits. The stock to be sold pursuant to Options granted under the Plan may be either the Corporation's authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Corporation and held as treasury shares. Subject to adjustment made in accordance with Section 13 hereof, the total number of Shares which may be issued during the existence of the Plan shall not exceed 485,000 Shares, no more than 235,000 Shares of which may be issued under Incentive Stock Options granted under the Plan, and no more than 250,000 Shares of which (being approximately 2.5% of the Corporation's authorized Shares, including Shares which are purchasable under outstanding warrants to purchase Shares and Shares which are reserved for issuance under the Plan, but excluding Shares which are owned by the Corporation) may be issued under Non-Qualified Stock Options granted under the Plan. In the event any unexercised Options lapse or terminate for any reason, the Shares covered thereby may be optioned to other persons, and such lapsed or terminated Options shall not be considered in computing the maximum number of Shares that may be optioned in computing the maximum allowance for any individual.

          (b) Individual Limits. The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the plan and all other incentive stock option plans maintained by the Corporation and any parent or subsidiary shall not exceed $100,000.

          (c) Stock Reserve. The Corporation shall at all times during the duration of the Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

     16. Exercise Price of Incentive Stock Options. The purchase price of the Shares under each Incentive Stock Option granted under the Plan shall be set by the Committee at the time the Incentive Stock Option is granted, but such price shall not be set at less than the Fair Market Value of the Shares which are purchasable under such Incentive Stock Option (determined in accordance with the applicable provisions of the Internal Revenue Code, including Section 422(c)(7)) at the time such Incentive Stock Option is granted. In the case of any individual who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or more than 10% of such stock and/or the stock of any parent or subsidiary of the Corporation), the exercise price shall be set at not less than one hundred ten percent (110%) of the Fair Market Value of the Shares which are purchasable under such Incentive Stock Option, and such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

     17. Duration of Options. Each Option granted hereunder shall continue for such period as the Committee may determine, not to exceed ten (10) years from the date of its grant or issuance, unless sooner terminated under the provisions of Section 8 hereof. In the case of individuals accumulating more than 10% of the combined voting power of all classes of stock of the Corporation (or more than 10% of such stock and/or the stock of any parent or subsidiary of the Corporation), Incentive Stock Options shall continue for such period as the Committee may determine, not to exceed five (5) years from the date of their grant.

     18.  Termination of Incentive Stock Options.

          (a) Except as provided in subparagraphs (b), (c) and (d) (concerning death, disability and retirement), in the event of termination of the employment of an Optionee for any cause, whether by reason of resignation or discharge and regardless of whether such termination is with or without cause, each Incentive Stock Option previously granted such Optionee pursuant to the Plan shall terminate three (3) months after the date on which such employment terminated.

          (b) If any Optionee dies while employed by the Corporation, its parent or subsidiary, or within three (3) months thereafter, the duly appointed legal representative of such Optionee's estate may exercise any Incentive Stock Options granted under the Plan within three (3) months from the date that the Optionee was last employed.

          (c) If any Optionee becomes permanently and totally disabled (within the meaning as referenced in Section 422(c)(6) of the Internal
Revenue Code) while employed by the Corporation, its parent or subsidiary, such disabled Optionee may exercise all Incentive Stock Options granted to such Optionee under the Plan within twelve (12) months after the date that the Optionee was last employed.

          (d) If any Optionee shall retire at or after the normal retirement age, as the same may be established from time to time by the Directors, such retired Optionee may exercise all Incentive Stock Options granted to him or her under the Plan within three (3) months from the date that the Optionee was last employed.

     19.  Exercise of Options.

          (a) Subject to the following terms and conditions, Options may be exercised by written notice to the Corporation at its principal office (currently at Riverside Drive, Chestertown, New York 12817) and addressed to the attention of the Secretary. Such notice shall specify the number of Shares to be purchased, and shall contain such further information as may be required by the terms of the Option Agreement entered into between the Corporation and the Optionee.

          (b) No Incentive Stock Option may be exercised unless and until the Optionee shall have remained in the continuous employ of the Corporation for twelve (12) months from the date such Incentive Stock Option was granted.

          (c) An Option may be exercised either at one time as to the total number of Shares covered thereby, or from time to time as to any portion thereof in units of one hundred Shares or multiples thereof.

          (d) On the exercise of an Option, the Optionee shall make payment for the full purchase price of all Shares being purchased. Within thirty
(30) days thereafter, the Corporation shall issue or cause to be issued a certificate or certificates evidencing the purchased Shares, which certificate(s) shall be delivered to the Optionee.

          (e) Subject to the limitations imposed by Sections 7 and 8 hereof, in the event of the death of an Optionee, any Incentive Stock Option or Options theretofore granted to such deceased Optionee may be exercised by the legal representatives of the estate of the Optionee or by the person or persons to whom the deceased Optionee's rights under any Incentive Stock Option or Options shall pass by will or the laws of descent and distribution.

     20. Payment. Payment of the purchase price for Shares purchased under Options granted under the Plan must be made in full in cash at the time of the exercise of the Option in the manner provided in Section 9 hereof. The Committee, in its discretion, may provide, with respect to any Options granted pursuant to the Plan, to permit payment of the purchase price of the optioned stock by "pyramiding", that is, by requesting the Corporation to automatically apply the Share or Shares received upon the exercise of a portion of the Option to satisfy the exercise price for additional portions of the Option.

     21. Incentive Stock Options Not Transferrable. Incentive Stock Options granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee.

     22.  Purchase of Shares for Investment.

          (a) Investment Intent. Each Optionee and each other person who shall exercise an Option shall represent and agree in writing that all Shares purchased pursuant to such Option will be purchased for investment and not with a view to the distribution or resale thereof.

          (b) Limitations on Resale. Any Shares purchased upon exercise of an Incentive Stock Option granted under the Plan may not be sold or otherwise disposed of within two (2) years after the Incentive Stock Option was granted nor within one (1) year from the date Shares were issued and transferred to the Optionee pursuant to his or her exercise of the Incentive Stock
Option, as provided in Subparagraph 9(d) hereof.

     23. Adjustment of Shares. In the event of a merger, consolidation, reorganization, recapitalization, reclassification of stock, stock divided, split-up or other change in the Corporation structure or capitalization of the Corporation affecting the Corporation's common stock as presently constituted, appropriate adjustments shall be made by the Directors in the aggregate number and kind of Shares subject to the Plan, the maximum number and kind of Shares for which Incentive Stock Options may be granted to any one employee and the price per Share for Shares subject to outstanding Options.

     24. Registration or Qualification of Shares. Each Option shall be subject to the condition that, if at any time the Committee shall determine in its discretion that the registration or qualification of the Shares covered thereby under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the delivery of Shares on the exercise thereof, no such Option may be granted or, if granted, delivery of Shares on the exercise thereof shall be deferred, until such registration or qualification shall have been effected.

     25. Time of Granting Options. Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Directors or the shareholders of the Corporation nor any action taken by the Committee shall constitute the granting of an Option. The granting of an Option shall take place only when a written Option Agreement shall have been duly executed and delivered by or on behalf of the Corporation and the Optionee.

     26. Form of Option. The form of any Option Agreement granted pursuant to the Plan shall contain such terms and provisions (not inconsistent with the terms of the Plan or, in the case of Incentive Stock Options, with the provisions of Section 422 of the Internal Revenue Code and the regulations promulgated thereunder) as may be approved by the Committee.

     27.  Suspension, Amendment or Termination of Plan.

          (a) The Directors shall have the right, at any time, to suspend, amend or terminate the Plan.

          (b) Notwithstanding the foregoing, no amendment shall increase the total number of Shares that shall be the subject of the Plan or change the formula for determining the purchase price for the Shares subject to Option, unless duly approved by the holders of a majority of the issued and outstanding common stock of the Corporation.

          (c) No amendment shall be adopted which would cause Incentive Stock Options granted under the Plan to cease to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

          (d) No termination of the Plan or action by the Directors in amending or suspending the Plan shall affect or impair the rights of an Optionee under any Option previously granted under the Plan.

          (e) No Option may be granted under the Plan during any written suspension thereof or after the termination thereof.

     28. Effective Date and Term of Plan. The Plan shall become effective at such time as it shall have been approved by a majority vote of both the Directors and the shareholders of the Corporation. The Plan shall continue in effect unless terminated under Section 17 hereof.

PROXY                     LINCOLN LOGS LTD.                    PROXY
         ANNUAL MEETING OF SHAREHOLDERS HELD ON OCTOBER 6, 1997
 The undersigned hereby appoints Richard C. Farr and Carole P. Hart, or either of them, as proxy or proxies of the undersigned, with full powers of substitution, to vote at the Annual Meeting of Shareholders of Lincoln
Logs Ltd. (the "Company") to be held on October 6, 1997 at 11:00 a.m. local Time at the Queensbury Hotel, 88 Ridge Street, Glens Falls, New York, and at any and all adjournments thereof, according to the number of votes that the undersigned would be entitled to cast with all powers the undersigned would possess if personally present at the Meeting. This proxy may be exercised to vote for the following purposes:

    FOR the election as directors of all nominees listed below (except as marked to the contrary below), or
   WITHHOLD AUTHORITY TO VOTE ON all nominees listed below,

 INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Leslie M. Apple   Steven R. Becker    Staneley S. Binder  Richard C. Farr
Samuel J. Padula    John D. Shepherd

30.  FOR   AGAINST   ABSTAIN   the proposal to approve the appointment of KPMG
Peat Marwick LLP as independent auditors for the Company for the fiscal year ending January 31, 1998.

31.  FOR   AGAINST   ABSTAIN   the proposal to amend the Company's
Certificate of Incorporation.

32.  FOR   AGAINST   ABSTAIN   the proposal to amend and re-adopt the
Company's Stock Option Plan.

                        (Continued and to be signed on reverse side)





33. To act upon such other matters as may properly come before the Meeting or any adjournment thereof. The undersigned hereby confirms all that said proxy or proxies, or substitutes, may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known at the date of the Company's Proxy Statement dated September 17, 1997 (the "Proxy Statement"). The undersigned hereby acknowledges receipt of the Notice of Meeting, Proxy Statement and Annual Report for the fiscal year ended
January 31, 1997.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE
WITH YOUR SPECIFICATIONS ABOVE.  IN THE ABSENCE OF
     SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS
DIRECTORS OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR"
     EACH OF PROPOSALS 2, 3 AND 4 SET FORTH ABOVE.
                                        Dated:                    ,1997
                                                                  (L.S.)
                                                                  (L.S.)
Please sign here exactly as name appears at the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner or trustee should sign the proxy. If the shareholder is a corporation, the office of the person signing should be indicated.

                          PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.